SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                     Date of Report (Date of earliest event
                                   reported):

                                November 27, 2001

                               eMagin Corporation
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             (Exact name of registrant as specified in its charter)

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

              Delaware                                 000-24757                              88-0378451
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   (State or Other Jurisdiction of              (Commission File Number)            (I.R.S. Employer Identification
           Incorporation)                                                                       Number)


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                2070 Route 52, Hopewell Junction, New York 12533
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               (Address of principal executive offices) (zip code)

                                 (845) 892-1900
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              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

          On  November  27,  2001  (the  "Closing  Date"),   eMagin  Corporation
("eMagin") and an Investor Group ("Investors") entered into a Secured Note Purchase Agreement (the "Secured Note Agreement") whereby Investors agreed to lend eMagin $875,000 in exchange for (i) $875,000 9.00% per annum Secured Convertible Promissory Note due on August 30, 2002 (the "Secured Note") and (ii) Warrants (the "Warrants") exercisable for a period of three (3) years to purchase 359,589 shares of common stock of eMagin. In order to induce the Investors to enter in to the Secured Note and Warrants, The Travelers Insurance Company ("Travelers") agreed to cap the warrants issuable under the August 20, 2001 Note Purchase Agreement to 451,842 shares of common stock of eMagin. The Secured Note Agreement provides for eMagin to issue up to $1,500,000 aggregate amount of Secured Notes.

          Interest is payable on the Debentures at a rate of 9% per annum and is payable at maturity or on the effective date of an early termination. The full amount of the Secured Note is secured by a general interest in the assets of eMagin pursuant to a Security Agreement (the "Security Agreement") dated November 20, 2001. The Secured Note is convertible into common stock of eMagin at a price of 105% of the closing price of the Secured Note upon the issuance of a minimum of $10,000,000 of convertible debt or equity securities prior to the maturity of the Secured Note, and registration under The Securities Act of 1933 of the underlying common stock to be issued pursuant to such conversion. The Investors may convert the Secured Note and accrued interest into common stock of eMagin at any time. Upon a change in control of eMagin, eMagin may call the Secured Note and purchase all of the aggregate principal amount of the Secured Note at a price equal to 250% of the principal amount plus accrued and unpaid interest. If eMagin does not call the Secured Note within thirty (30) days of the event of a change in control, the Investors may put the Secured Note to eMagin at a price equal to 250% of the aggregate principal amount for a period of thirty days following the call period.

          The foregoing is not intended to be a full and complete description of the transaction. Terms of the transaction are more fully described in the copies of the Secured Note Purchase Agreement, the form of Secured Convertible Promissory Note, the form of Stock Purchase Warrant and the Registration Rights Agreement attached as exhibits to this Form 8-K.

          The Company disseminated the attached press release on December 4, 2001, announcing a corporate restructuring and reduction of the Company's workforce to 26 people.

          On December 10, 2001, Mr. N. Dadomar Reddy and Mr. Martin Solomon announced their resignation from the Board of Directors of eMagin Corporation, effective December 10, 2001. Both Mr. Reddy and Mr. Solomon cited the heavy burden of time required to participate in eMagin Corporation's business affairs. Mr. Reddy and Solomon cited no issues with management policy or procedures.


ITEM 7.   EXHIBITS.

          Exhibit
          Number   Description

          4.1 Secured Note Purchase Agreement entered into as of November 27, 2001, by and among eMagin Corporation and Investors.

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          4.2      Form  of  Secured  Convertible Promissory Note due August 30,
                   2002.

          4.3 Form of Stock Purchase Warrant to purchase common stock of eMagin Corporation.

          4.4 Registration Rights Agreement dated November 27, 2001 by and between eMagin Corporation and Initial Investors.

          4.5 Security Agreement dated as of November 20, 2001, by and between eMagin Corporation, Verus International Ltd and the Initial Investors.

          99.1 Press Release of the Company dated December 4, 2001, announc-ing a corporate restructuring.





                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    EMAGIN CORPORATION



                                    By:
                                       -----------------------------------------
                                       Name:   Andrew P. Savadelis
                                       Title:  Executive Vice President and
                                                 Chief Financial Officer

Dated: December 18, 2001